EXHIBIT 3.1.43

STATE Of DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/24/2002
020657884 - 3279632

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEWISYS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Newisys, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Newisys, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on August 25, 2000 under the name Newisys, Inc.

SECOND: That the Board of Directors of this corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE 1

The name of this corporation is Newisys, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A.            Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is 594,956,124 shares. 300,000,000 shares shall be Common Stock and 294,956,124 shares shall be Preferred Stock, each with a par value of $0.0001 per share.

B.            Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 5,454,546 shares (the “Series A Stock”), the Series B Preferred Stock, which series shall consist of 29,054,685 shares (the “Series B Preferred Stock”), the Series B-l Preferred Stock, which series shall consist of 29,054,685 shares (the “Series B-l Preferred Stock” and together with the Series B Preferred Stock, the “Series B Stock”), the Series C Preferred Stock, which series shall consist of 115,696,104 shares (the “Series C Preferred Stock”), and the Series C-l Preferred Stock, which series shall consist of 115,696,104 shares (the “Series C-l Preferred Stock” and together with the Series C Preferred Stock, the “Series C Stock”), are as set forth below in this Article IV(B). The Series B Stock and the Series C Stock shall be referred to herein as “Senior Preferred Stock”.

1.             Dividend Provisions.

(a)           (i)            The holders of shares of Series C Stock shall be entitled to receive, out of funds legally, available therefor, dividends at the rate per annum of $0.018 per share (subject to appropriate adjustment in the event of any stock split or similar event) thereof. Such dividends shall accrue and be cumulative beginning on the Series C Purchase Date and shall be paid only when declared by the Board of Directors. The right to payment of any dividend to which holders of shares of Series C Stock shall be entitled shall rank pari passu (based on the amount of the dividend payment to which each share is entitled) with any right to payment of dividends to which holders of shares of Series B Stock may be entitled. The right to payment of any dividend to which holders of shares of Series C Stock shall be entitled shall rank senior to any right to payment of dividends to which holders of shares of Series A Stock or Common Stock may be entitled (other than those payable solely in Common Stock). The holders of the outstanding Series C Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least two-thirds of the shares of Series C Stock then outstanding, voting together as a single class on an as-converted basis and not as separate series.

(ii)        The holders of shares of Series B Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $0.068 per share (subject to appropriate adjustment in the event of any stock split or similar event) thereof. Such dividends shall accrue and be cumulative beginning on the Series C Purchase Date and shall be paid only when declared by the Board of Directors. The right to payment of any dividend to which holders of shares of Series B Stock shall be entitled shall rank senior to any right to payment of dividends to which holders of shares of Series A Stock or Common Stock-may be entitled (other than those payable solely in Common Stock). The holders of the outstanding Series B Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least two-thirds of the shares of Series B Stock then outstanding, voting together as a single class on an as-converted basis and not as separate series.

(b)           No dividend (other than those payable solely in Common Stock) shall be paid on any share of Common Stock or the Series A Stock unless a dividend is also paid with respect to all outstanding shares of Senior Preferred Stock in an amount for each such share of Senior Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Senior Preferred Stock could then be converted.

(c)           No dividend (other than those payable solely in Common Stock) shall be paid on any share of Common Stock unless a dividend is also paid with respect to all outstanding shares of Series A Stock in an amount for each such share of Series A Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Stock could then be converted.

2.             Liquidation Preference.

(a)           (i)            In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series C Stock shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of this corporation to the holders of Series B Stock, Series A Stock or Common Stock by reason of their ownership thereof, payment of an amount per share equal to $0.2593 for each outstanding share of Series C Stock, plus any accrued or declared but unpaid dividends on such share (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred Stock).

(ii)           In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Stock and Series A Stock shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (A) in the case of the Scribes A Stock, payment of an amount per share equal to $0.366667 for each outstanding share of Series A Stock, plus any declared but unpaid dividends on such share (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series A Preferred Stock) and (B) in the case of the Series B Stock, payment of an amount per share equal to $0.971 for each outstanding share of Series B Stock, plus any accrued or declared but unpaid dividends on such share (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock),

(iii)          If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution to this corporation’s stockholders shall be allocated first to the holders of the Series C Stock in accordance with subsection 2(a)(i) in proportion to the full preferential amount each such holder is otherwise entitled to receive under subsection 2(a)(i) and then to the holders of the Series B Stock and Series A Stock in accordance with subsection 2(a)(ii) ratably among such holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under subsection 2(a)(ii).

(b)           (i)            With respect to a liquidation, dissolution or winding up of this corporation that occurs prior to or on the first anniversary of the first date that this corporation issued shares of its Series C Preferred Stock (the “Series C Purchase Date”), upon the completion of the distribution required by subsection (a) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series C Stock, Series B Stock and Common Stock based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock) until (A) with respect to the holders of Series C Stock, such holders shall have received an aggregate of $1.0372 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series C Preferred Stock and Series C-l Preferred Stock, as applicable) (including amounts paid pursuant to subsection (a) of this Section 2) and (B) with respect to the holders of Series B Stock, such holders shall have received an aggregate of $3.884 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series B Preferred Stock, and Series B-l Preferred Stock, as applicable) (including amounts paid pursuant to subsection (a) of this Section 2); thereafter, if assets remain in this corporation, the holders of the Common Stock of mis corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

(ii)           With respect to a liquidation, dissolution or winding up of this corporation that occurs after the first anniversary of the Series C Purchase Date, upon the completion of the distribution required by subsection (a) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series C Stock, Series B Stock and Common Stock based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock) until (A) with respect to the holders of Series C Stock, such holders shall have received an aggregate of $1.2965 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series C Preferred Stock and Series C-l Preferred Stock, as applicable) (including amounts paid pursuant to subsection (a) of this Section 2) and (B) with respect to the holders of Series B Stock, such holders shall have received an aggregate of $4.855 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to the Series B Preferred Stock, and Series B-l Preferred Stock, as applicable) (including amounts paid pursuant to subsection (a) of this Section 2); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

(c)           (i)            For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of this corporation (other than a transaction(s) whose sole purpose is to change the state of this corporation’s incorporation); or (B) a sale, transfer or other disposition of all or substantially all of the assets of this corporation;

(ii)           In any of such events, if the consideration received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)          Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(i)            If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(ii)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

(iii)          If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this corporation (including at least one of the Series B Directors and the Series C Director (as defined in Section 5)) and the holders of at least two-thirds of the voting power of all then outstanding shares of Preferred Stock, or, in the absence of such agreements, by an appraisal conducted by an independent appraiser jointly selected by this corporation and the holders of at least two-thirds of the voting power of all then outstanding shares of Preferred Stock (an “Independent Appraisal”), such appraisal to be paid for by this corporation.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of this corporation (including at least one of the Series B Directors and the Series C Director) the holders of at least two-thirds of the voting power of all then outstanding shares of such Preferred Stock or by an Independent Appraisal paid for by this corporation.

(iii)       In the event the requirements of this subsection 2(c) are not complied with, this corporation shall either:

(A)          cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B)           cancel such transaction, in which event the respective rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

(iv)       This corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders’ meeting called or written consent distributed to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after this corporation has given the first notice provided for herein or sooner than 10 days after this corporation has given notice of any material changes provided for herein; provided, however, that, subject to compliance with the General Corporation Law, such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least two-thirds of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, on an as-converted basis).

3.             Redemption.

(a)           (i)            At any time after the fifth anniversary of the Series C Purchase Date, but within 90 days after the receipt by this corporation of a written request from the holders of not less than two-thirds of the then outstanding shares of Series C Stock, voting together as a single class on an as-converted basis and not as separate series, that all shares of Series C Stock be redeemed, this corporation shall, to the extent it may lawfully do so and prior to any redemption payment pursuant to subsection 3(a)(ii), redeem in two equal annual installments (each payment date being referred to herein as a “Series C Redemption Date”) such shares by paying in cash therefor a sum per share equal to $0.2593 per share of Series C Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares of Series C Preferred Stock or Series C-l Preferred Stock, as applicable) plus any accrued or declared but unpaid dividends on such share (the “Series C Redemption Price”). Any redemption of Series C Stock effected pursuant to this subsection 3(a)(i) shall be made on a pro rata basis among the holders of the Series C Stock in proportion to the number of shares of Series C Stock then outstanding.

(ii)           At any time after the later of (A) the fifth anniversary of the Series C Purchase Date and (B) the earlier of (I) the time when no shares of Series C Stock remain outstanding or (II) the holders of at least two-thirds of the then-outstanding shares of Series C Preferred Stock consent in writing to such redemption of Series B Stock (the “Series C Redemption Consent”), but within 90 days after the receipt by this corporation of a written request from the holders of not less than two-thirds of the then outstanding Series B Stock, voting together as a single class on an as-converted basis and not as separate series, that all shares of Series B Stock be redeemed, this corporation shall, to the extent it may lawfully do so, redeem in two equal annual installments (each payment date being referred to herein as a “Series B Redemption Date” and together with each Series C Redemption Date, each a “Redemption Date”) such shares by paying in cash therefor a sum per share equal to $0.971 per share of Series B Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares of Series B Preferred Stock or Series B-l Preferred Stock, as applicable) plus any accrued or declared but unpaid dividends on such share (the “Series B Redemption Price” and together with the Series C Redemption Price, each a “Redemption Price”). Any redemption of Series B Stock effected pursuant to this subsection 3(a)(ii) shall be made on a pro rata basis among the holders of the Series B Stock in proportion to the number of shares of Series B Stock then outstanding. Notwithstanding the foregoing, in no event shall the corporation be obligated to, nor shall it, pay, nor shall any holder of Series B Stock be entitled to, nor shall it receive, any payment of the Series B Redemption Price (or any portion thereof) while any shares of Series C Stock remain outstanding unless this corporation has received a copy of the executed Series C Redemption Consent.

(b)           At least 15, but no more than 30, days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Stock or Series C Stock, as applicable, to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  Except as provided in subsection (3)(c), on or after each Redemption Date, each holder of Series B Stock and/or Series C Stock to be redeemed on such Redemption Date, as applicable, shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c)           (i)            From and after each Series C Redemption Date, unless there shall have been a default in payment of the Series C Redemption Price, all rights of the holders of shares of Series C Stock designated for redemption on. such Series C Redemption Date in the Redemption Notice as holders of Series C Stock (except the right to receive the applicable Series C Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series C Stock on a Series C Redemption Date are insufficient to redeem the total number of shares of Series C Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series C Stock receives the same percentage of the applicable Series C Redemption Price. The shares of Series C Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series C Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Series C Redemption Date but that it has not redeemed.

(ii)           From and after each Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Stock designated for redemption on such Series B Redemption Date in the Redemption Notice as holders of Series B Stock, except the right to receive the applicable Series B Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series B Stock on a Series B Redemption Date are insufficient to redeem the total number of shares of Series B Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series B Stock receives the same percentage of the applicable Series B Redemption Price. The shares of Series B Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series B Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Series B Redemption Date but that it has not redeemed.

(d)           On or prior to each Redemption Date, this corporation shall deposit the Redemption Price of all shares of Senior Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from this corporation that such holder has surrendered his, her or its share certificate to this corporation pursuant to subsection (3)(b) above. As of the date of such deposit, the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price for the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Article IV(B)(4) hereof.  Such instructions shall also provide that any moneys deposited by this corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of this corporation’s Common Stock pursuant to Article IV(B)(4) hereof prior to the Redemption Date shall be returned to this corporation promptly following such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection (3)(d) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

(e)           In the event for any reason that this corporation has not made full payment within ninety (90) days after any Redemption Date for all of the then outstanding shares of Series C Stock or Series B Stock required to be redeemed on such Redemption Date, as applicable, in accordance with the terms and provisions of this Section 3, this corporation shall be deemed to be in default hereunder (a “Redemption Default”) and the holders of Series C Stock or Series B Stock which this corporation was required to, but has failed or refused to redeem, voting together as a single class on an as-converted basis and not as separate series, shall be entitled to elect a majority of the directors of this corporation as set forth in subsection 5(c) below.

4.             Conversion.          The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Issue Price (as defined below) applicable to such series by the Conversion Price applicable to such series (such quotient to be referred to herein as the conversion rate and the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Issue Price per share for shares of Series A Stock shall be $0.366667, the Issue Price per share for shares of Series B Stock shall be $0.971000, the Issue Price per share for shares of Series C Stock shall be $0.259300. The initial Conversion Price per share for shares of Series A Stock shall be $0.321650, the initial Conversion Price per share for shares of Series B Stock shall be $0.345367 and the initial Conversion Price per share for shares of Series C Stock shall be $0.259300; provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b)           Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series immediately upon the earlier of (i) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which was not less than $1.0372 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) with aggregate proceeds to this corporation of at least $20,000,000 (a “Qualified Public Offering”), (ii) as to the Series A Stock and Series B Stock only, the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of Series A Stock and Series B Stock, voting or acting together as a single class on an as-converted basis and not as separate series, or (iii) as to the Series C Stock only, the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series C Stock voting or acting together as a single class.

(c)           Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the applicable Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of such shares of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)           Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The applicable Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i)            A)           Issuance of Additional Stock. If this corporation shall issue, after the Series C Purchase Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, whether subject to a repurchase right or not, (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(l) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, whether subject to a repurchase right or not, (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(l) or (2)) plus the number of shares of such Additional Stock; provided, however, that (1) in the case of the Conversion Price applicable to the Series C-1 Preferred Stock, such adjustments as a result of the issuance of Additional Stock shall only be made until immediately prior to any issuance of Additional Stock that triggers the “Pay-to-Play; Special Mandatory Conversion” provisions of subsection 4(1) and results in the conversion of shares of Series C Preferred Stock into shares of Series C-1 Preferred Stock, and thereafter no further adjustments shall be made to the Conversion Price of the Series C-l Preferred Stock as a result of the issuance of Additional Stock and (11) in the case of the Conversion Price applicable to the Series B-l Preferred Stock, such adjustments as a result of the issuance of Additional Stock shall only be made until immediately prior to any issuance of Additional Stock that triggers the ‘Pay-to-Play; Special Mandatory Conversion” provisions of subsection 4(1) and results in the conversion of shares of Series B Preferred Stock into shares of Series B-l Preferred Stock, and thereafter no further adjustments shall be made to the Conversion Price of the Series B-l Preferred Stock as a result of the issuance of Additional Stock.

(B)           No adjustment of the Conversion Price for a series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)           In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)          In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)           In the case of the issuance after the Series C Purchase Date of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

(i)            The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(ii)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(iii)          In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the applicable series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv)          Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v)           The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(l) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii)           “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Series C Purchase Date other than:

(A)          Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof; or

(B)           shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan in effect prior to the Series C Purchase Date, or any other plan or amendment thereto that is approved by the Board of Directors (including the affirmative vote of the Series C Director (as defined in Section 5(b) below) and at least one of the Series B Directors (as defined in Section 5(b) below));

(C)           shares of Common Stock issued in a Qualified Public Offering;

(D)          shares of Preferred Stock or Common Stock issuable or issued upon conversion of any shares of Preferred Stock or as dividends or distributions on any shares of Preferred Stock;

(E)           shares of Common Stock issuable or issued in connection with a bona fide business acquisition of or by this corporation, whether by merger, consolidation,

sale of assets, sale or exchange of stock or otherwise, that is unanimously approved by the Board of Directors;

(F)           shares of Common Stock issuable or issued upon exercise of warrants, convertible notes or other securities or rights issued pursuant to strategic transactions, equipment lease financings or bank credit arrangements entered into primarily for non-equity financing purposes approved by the Board of Directors (including the affirmative vote of the Series C Director and at least one of the Series B Directors);

(G)           Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4(d); or

(H)          Common Stock that is issued with the unanimous approval  of the Board of Directors of this corporation and the Board specifically states that it shall not be Additional Stock.

(iii)          In the event this corporation should at any time or from time to time after the Series C Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the applicable series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv)          If the number of shares of Common Stock outstanding at any time after the Series C Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for applicable series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)           Other Distributions, in the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f)            Recapitalizations.  If at any time or from time to time after the Series C Purchase Data there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for  elsewhere in this Section 4 or Section 2 above) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)           No Impairment. This corporation will not, without the appropriate vote of the stockholders under the General Corporation Law and Section 6 of this Article IV(B), by amendment of this Sixth Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments.

(i)            No fractional shares shall be issued upon conversion of the Preferred Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, this corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common

Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

(i)            Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)            Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Sixth Amended and Restated Certificate of Incorporation.

(k)           Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at this address appearing on the books of this corporation.

(I)            Pay-to-Play; Special Mandatory Conversion.

(i)            In the event that following the Series C Purchase Date:

(A)          this corporation consummates a financing pursuant to which any holders holding (together with their associates and affiliates) at least 3,000,000 shares of the Series B Preferred Stock and/or Series C Preferred Stock (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and me like with respect to such shares of Preferred Stock, as applicable) (each such holder, together with its affiliates and associates, a “Majority Investor”) are entitled to exercise the right of first offer (the “Right of First Offer”) set forth in Section 2.4 of that certain Amended and Restated Investors’ Rights Agreement, dated on or about the date hereof (the “Rights Agreement”), by and among this corporation, certain investors in the Preferred Stock and holders of Common Stock, as amended from time to time;

(B)           the consideration per share paid for the equity securities of this corporation in such financing is less than, or equal to, the Conversion Price of the Series C

Preferred Stock in effect immediately prior to such financing and the Board of Directors (including the Series C Director) determines in good faith that it is in the best interest of this corporation for holders of Series C Preferred Stock and Series B Preferred Stock to participate in such financing (in which case such financing will be deemed a “Mandatory Offering”), the Board of Directors shall determine the aggregate dollar amount that in its good faith judgment it believes is in the best interest of this corporation to be invested by holders of Series B Preferred Stock and Series C Preferred Stock (the “Aggregate Investment Amount”), which amount may be less (but not more) than the holders’ right to participate in the financing pursuant to the Right of First Offer;

(C)           this corporation delivers a notice (“Notice”) to the Major Investors (1) stating this corporation’s bona fide intention to consummate such Mandatory Offering, (2) indicating the number of securities to be offered, (3) indicating the price and terms upon which it proposes to offer such securities, (4) identifying the Pro Rata Share (as defined below) of each Major Investor of the Aggregate Investment Amount, and (5) offering each Major Investor the right to purchase such holder’s Pro Rata Share of the Aggregate Investment Amount within the time periods set forth in the Notice; and

(D)          a Major Investor does not acquire at least its Pro Rata Share of the Aggregate Investment Amount within the time periods set forth in the Notice (a “Non-Participating Holder”);

then all of the shares of Series B Preferred Stock and Series C Preferred Stock held by each such Non-Participating Holder shall automatically be converted into an equal number of shares of Series B-l Preferred Stock and Series C-1 Preferred Stock, respectively, effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the “Mandatory Offering Date”). For purposes of this subsection 4(1), each holder’s Pro Rata Share of the Aggregate Investment Amount shall be an amount determined by multiplying the Aggregate Investment Amount by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock men held by such holder and the denominator of which shall be the total number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock then outstanding. Upon conversion pursuant to this subsection 4(l)(i), the shares of Series B Preferred Stock and Series C Preferred Stock so converted shall be cancelled and not subject to reissuance.

(ii)           The holder of any shares of Series C Preferred Stock and Series B Preferred Stock converted pursuant to this subsection 4(1) shall deliver to this corporation during regular business hours at the office of the corporation or any transfer agent of this corporation for the Series C Preferred Stock and Series B Preferred Stock, as applicable, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. Promptly thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series C-1 Preferred Stock and Series B-l Preferred Stock to be issued and such holder shall be deemed to have become a stockholder of record of Series C-1 Preferred Stock and Series B-l Preferred Stock, as applicable, on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Series C-1 Preferred Stock and/or Series B-l Preferred Stock on the next succeeding date on which the transfer books are open.

(iii)          In the event that any shares of Series C-1 Preferred Stock or Series B-l Preferred Stock (each, a “Sub Series”) are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may, in the opinion of its counsel, be required, including amending this Sixth Amended and Restated Certificate of Incorporation, (a) to cancel all authorized shares of the applicable Sub Series that remain unissued after such issuance, (b) to create and reserve for issuance upon Special Mandatory Conversion of any Series C Preferred Stock or Series B Preferred Stock, as applicable, a new series of Preferred Stock equal in number to the number of shares of such Sub Series so cancelled and designated Series C-2 Preferred Stock or Series B-2 Preferred Stock respectively, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to such Sub Series, except that the Conversion Price for such shares of Series C-2 Preferred Stock and Series B-2 Preferred Stock once initially issued shall be the Series C Conversion Price or the Series B Conversion Price in effect immediately prior to such issuance, respectively, and (c) to amend the provisions of this subsection 4(1) to provide that in the case of the Series C Preferred Stock, any subsequent Special Mandatory Conversion will be into shares of Series C-2 Preferred Stock rather than Series C-1 Preferred Stock and, in the case of the Series B Preferred Stock, any subsequent Special Mandatory Conversion will be into shares of Series B-2 Preferred Stock rather than Series B-l Preferred Stock. This corporation shall take the same actions with respect to the Series C-2 Preferred Stock and Series B-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend accrued or declared but unpaid at the time of conversion, as applicable, on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(1) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof. In the event that this corporation authorizes any additional sub-series of Series C Preferred Stock or Series B . Preferred Stock (such as Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock etc.), the designations, powers, preferences and rights and the qualifications, limitations and restrictions of such sub-series of Series C Preferred Stock and Series B Preferred Stock shall be substantially similar to those applicable to the sub-series of Series C Preferred Stock or Series B Preferred Stock, respectively, that preceded such sub series (i.e., if created, Series B-3 Preferred Stock would have substantially similar designations, powers, preferences and rights and qualifications, limitations and restrictions to Series B-2 Preferred Stock), except that the Conversion Price for such sub-series of Preferred Stock shall be the Conversion Price of such series of Series C Preferred Stock or Series B Preferred Stock, as applicable, in effect immediately prior to such issuance.

(m)          Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, prospectively and either generally or in a particular instance, (i) as to the Series A Stock and Series B Stock only, upon the written consent of the holders of at least two-thirds of the then outstanding shares of Series A Stock and Series B Stock, voting or acting together as a single class on an as-converted basis and not as separate series, or (ii) as to the Series C Stock only, upon the written consent of the holders of at least seventy percent (70%)

of the then outstanding shares of Series C Stock voting or acting together as a single class. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5.             Voting Rights.

(a)           General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which each such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, other than the vote to elect the Common Directors (as defined in Section 5(b)). Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)           Voting for the Election of Directors.

(i)            As long as at least 5,000,000 shares of Series B Preferred Stock remain outstanding (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares of Preferred Stock, as applicable), the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class on an as-converted basis and not as separate series, shall be entitled to elect two (2) directors of this corporation at each annual election of directors (the “Series B Directors”). As long as at least 18,000,000 shares of Series C Preferred Stock remain outstanding (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares of Preferred Stock, as applicable), the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a single class on an as-converted basis and not as separate series, shall be entitled to elect one (1) director of this corporation at each annual election of directors (the “Series C Director”). The holders of a majority of the then outstanding shares of Common Stock shall be entitled to elect two (2) directors of this corporation at each annual election of directors (the “Common Directors”). The holders of a majority of the then outstanding shares of Series A Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class on an as-converted basis and not as separate series, shall be entitled to elect any remaining directors of this corporation.

(ii)           At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the Series B Directors. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the shares of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the Series C Director. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Directors. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the shares of Common Stock, Series A Stock, Series B Preferred Stock and Series C Preferred Stock, calculated on an as-converted basis as a single class, then outstanding shall constitute a quorum of the Common Stock and such series of Preferred Stock for the election of the remaining directors of this corporation.

(iii)          A vacancy in any directorship elected by the holders of at least a majority of the then outstanding Series B Preferred Stock shall be filled only by vote or written consent of the holders of at least a majority of the then outstanding Series B Preferred Stock; a vacancy in any directorship elected by the holders of at least a majority of the then outstanding Series C Preferred Stock shall be filled only by vote or written consent of the holders of at least a majority of the then outstanding Series C Preferred Stock; a vacancy in any directorship elected by the holders of at least a majority of the then outstanding Common Stock shall be filled only by vote or written consent of the holders of at least a majority of the then outstanding Common Stock; and a vacancy in any directorship elected by the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be filled only by vote or written consent of the holders of at least a majority of then outstanding Common Stock and such series of Preferred Stock, voting together as a single class, not as separate series and on an as-converted basis.

(c)           Additional Voting Rights on Redemption Default. If any Redemption Default (as defined in subsection 3(e)) has occurred, holders of the outstanding shares of the Series C Stock and Series B Stock shall be entitled to designate and elect a majority of the directors of this corporation. Such additional directors shall be deemed elected upon the approval of at least two thirds of the holders of Series C Stock or Series B Stock which this corporation was required to, but has failed or refused to redeem (calculated as a single class, not as separate series, and on an as-converted basis). Such right shall continue until there is no longer a Redemption Default in existence at which time such right shall terminate, subject to revesting upon any subsequent occurrence of a Redemption Default. Any additional director elected by holders of the Series C Stock and Series B Stock upon a Redemption Default shall continue to serve as a director until three (3) months after the date when there is no longer a Redemption Default in existence whereupon the term of office of each such additional director shall terminate.

6.             Protective Provisions. So long as at least an aggregate of 30,000,000 shares of Preferred Stock are outstanding (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares of Preferred Stock, as applicable), this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least eighty percent (80%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis and not as separate series:

(a)           sell, convey, or otherwise dispose of all or substantially all of its assets or merge into or consolidate with any other corporation (other than a transaction whose sole purpose is to change the state of this corporation’s incorporation) or effect any transaction or series of related transactions that results in the transfer of 50% or more of the outstanding voting power of this corporation;

(b)           authorize or initiate any voluntary liquidation, dissolution or winding up of the corporation;

(c)           change the authorized number of directors of this corporation;

(d)           issue any shares of Series B-l Preferred Stock or Series C-l Preferred Stock, other than pursuant to Article IV(B)(4)(1);

(e)           take any formal action with the specific intention of materially changing this corporation’s line(s) of business.

So long as at least an aggregate of 5,000,000 shares of Series B Stock are outstanding (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares of Series B Stock, as applicable), this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series B Stock, voting together as a single class on an as-converted basis and not as separate series:

(a)           alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock or Series B-l Preferred Stock so as to adversely affect such shares;

(b)           increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock, Series B-l Preferred Stock or Common Stock;

(c)           authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series B Preferred Stock or Series B-l Preferred Stock with respect to dividends, liquidation, redemption or voting;

(d)           change the authorized number of directors of this corporation;

(e)           declare or pay any dividends on the Common Stock or Preferred Stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or (ii) the redemption of any share or shares of Preferred Stock in accordance with Section 3; or

(f)            issue any shares of Series B-l Preferred Stock or Series C-l Preferred Stock, other than pursuant to Article IV(B)(4)(l).

So long as at least an aggregate of 19,282,684 shares of Series C Stock are outstanding (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares of Series C Stock, as applicable), this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series C Stock, voting together as a single class on an as-converted basis and not as separate series:

(a)           alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock or Series C-l Preferred Stock so as to adversely affect such shares;

(b)           increase or decrease (other than by redemption or conversion) the total number of authorized shares of the Common Stock or any series of Preferred Stock;

(c)           authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series C Preferred Stock or Series C-l Preferred Stock with respect to dividends, liquidation, redemption or voting;

(d)           change the authorized number of directors of this corporation;

(e)           declare or pay any dividends on the Common Stock or Preferred Stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking rand for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or (ii) the redemption of any share or shares of Preferred Stock in accordance with Section 3; or

(f)            issue any shares of Series B-l Preferred Stock or Series C-l Preferred Stock, other than pursuant to Article IV(B)(4)(1).

C.            Status of Redeemed or Converted Stock.  In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by this corporation. This Sixth Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

D.            Common Stock.  The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(D).

1.             Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.             Liquidation Rights.  Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2(b) of Article IV hereof.

3.             Redemption. The Common Stock is not redeemable at the option of the holder.

4.             Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE V

Except as otherwise provided in this Sixth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation

Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Sixth Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

*  *  *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

*  *  *

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed by the President of this corporation on this 24th day of October, 2002.

/s/ Phillip D. Hester
Phillip D. Hester, President